Exhibit 5.1
December 30, 2005
Synergetics USA, Inc.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
Ladies and Gentlemen:
     In our capacity as counsel for Synergetics USA, Inc., a Delaware corporation (the “Company”), we have examined this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, No. 333-72134, (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about December 30, 2005 relating to 150,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), reserved for issuance pursuant to the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Plan”).
     In this connection, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
     Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Shares to be issued in accordance with the Plan are duly and validly authorized, and (iii) when the Shares are issued in accordance with the Plan, they will be duly and validly issued, fully paid and non-assessable.
     We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.
 Sincerely,
/s/ ARMSTRONG TEASDALE LLP